Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of Fatpipe, Inc. of our reports dated 18th May 2026 relating to the Consolidated Financial Statements of Fatpipe, Inc., as of and for the years ended March 31, 2026 and 2025 which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Suri & Co., Chartered Accountants

No. 443 & 445 Guna Complex, Chennai

Date: July 02, 2026

Place: Chennai, India